SECURITY AGREEMENT

This Security Agreement (this “Agreement”), made and entered into June 24, 2009, is by and between Compliance Systems Corporation, a Nevada corporation (“Borrower”), and Henry A. Ponzio, a resident of the State of Connecticut (“Lender”).

WHEREAS, Borrower is indebted to Lender in the principal amount of $150,000 as of the date of this Agreement and such indebtedness is evidenced by a demand promissory note of Borrower, dated April 27, 2006 (the “Original Note”), in favor of Lender;

WHEREAS, pursuant to that certain Promissory Note Exchange Agreement, dated as of the date of this Agreement (the “Note Exchange Agreement”), between Borrower and Lender, Lender is, simultaneously with the delivery of this Agreement by Borrower to Lender, exchanging an 18% Senior Subordinated Secured Promissory Note of Borrower, dated the date of this Agreement (the “New Note”), in favor of Lender for the Original Note;

WHEREAS, as security for payment and performance of Borrower’s obligations under the New Note, and in accordance with the terms of the Note Exchange Agreement, Borrower has agreed to grant, and is by executing this Agreement granting, to Lender a security interest in certain of Borrower’s property and assets, to the extent set forth in this Agreement;

WHEREAS, Lender would not be willing to exchange the New Note for the Original Note, nor willing to enter into the Note Exchange Agreement, if Borrower were not willing to, and did not, grant Lender a security interest in certain of Borrower’ property and assets, to the extent set forth in this Agreement; and

WHEREAS, all capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to such capitalized terms in Article 9 of the Uniform Commercial Code (the "UCC") as in effect in New York, and such definitions are hereby incorporated in this Agreement by reference and made a part hereof.

           NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, and in order to induce Lender to enter into the Note Exchange Agreement and exchange the New Note for the Original Note, the parties to this Agreement, intended to be legally bound, agree as follows:

1.            GRANT OF SECURITY INTEREST.

 (a)           As collateral security for the timely payment and satisfaction of all obligations and liabilities of Borrower under the New Note (each, a “Secured Obligation”), Borrower hereby affirms, grants, pledges and assigns to the Lender a security interest (the “Security Interest”) in and to all of the following property of Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located:

(i)         All tangible and intangible assets of Borrower of whatever kind and nature (including, without limitation, all intellectual property of whatever kind or nature of Borrower including patents, trademarks, tradenames, copyrights and all other intellectual property and any applications or registrations therefor, accounts (“Accounts”), chattel paper, commercial tort claims, documents, equipment, farm products, general intangibles, instruments, inventory, investment property, and the stock of all of Borrower’s subsidiaries), in each case whether now owned or hereafter acquired and wherever located, and all proceeds thereof, together with all proceeds, products, replacements and renewals thereof; and
(ii)        All books and records relating to any of the Collateral (as such capitalized term is defined below) (including, without limitation, customer data, credit files, computer programs, printouts and other computer materials and records of Borrower pertaining to any of the assets of Borrower referred to in clause (i) of this paragraph 2(a)).

All of the property and interests in property described in clauses (i) and (ii) of this paragraph 2(a) are collectively referred to in this Agreement as the “Collateral.”

(b)           Notwithstanding anything to the contrary contained in this Agreement, the Security Interest shall be subordinated to the security interests in the Collateral previously granted by Borrower to Nascap Corp., Agile Opportunity Fund, LLC and Henry A. Ponzio (collectively, and as amended, modified or enlarged in any respect, the “Previously Granted Security Interests”) and the Security Interest shall be and remain subordinated to the Previously Granted Security Interests.

2.           FINANCING STATEMENTS.  Borrower authorizes Lender to file financing statements limited to the Collateral as prescribed by Article 9 of the UCC and the Uniform Commercial Code as presently in effect under the laws of all other applicable jurisdictions, prepared and approved by Lender in form and number sufficient for filing wherever required with respect to the Collateral, in order that Lender shall have a duly perfected security interest of record in the Collateral following the filing of such financing statements with the appropriate local and state governmental authorities.  Borrower authorizes Lender to prepare and file such financing statements without Borrower’s signature where permitted under the laws of the applicable jurisdictions.

3.           MAINTENANCE OF SECURITY INTEREST.

(a)           Subject to the rights of the holders of the Previously Granted Security Interests, Borrower will, from time to time, upon the request of the Lender, deliver specific assignments of Collateral, together with such other instruments and documents, financing statements, amendments thereto, assignments or other writings as Lender may reasonably request to carry out the terms of this Agreement or to protect or enforce the Security Interest in the Collateral.

(b)           With respect to any and all Collateral to be secured and conveyed under this Agreement, Borrower agrees to do and cause to be done all things necessary to perfect and keep in full force the Security Interest granted in favor of the Lender, including, but not limited to, the filing of any amendments to previously filed financing statements and the prompt payment of all fees and expenses incurred in connection with any filings made to perfect or continue the Security Interest in favor of Lender.

(c)           Borrower agrees to make appropriate entries upon its financial statements and books and records disclosing the Security Interest granted to Lender pursuant to this Agreement.

4.           RECEIPT OF PAYMENT.  In the event an Event of Default (as such capitalized term is defined below) shall occur and be continuing and Borrower (or any of its affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including, without limitation, monies, checks, notes, drafts or any other items of payment, subject to the rights of the holders of the Previously Granted Security Interests, Borrower shall hold all such items of payment in trust for, and for the benefit and as the property of, Lender, and no later than the first Business Day (as defined hereinafter) following the receipt of such proceeds, Borrower shall cause the same to be forwarded to Lender for Lender’s custody and possession as additional Collateral.  For purposes of this Agreement, the term “Business Day” shall mean any day on which banks are open for business and are neither required nor authorized to close in the State of New York.

5.           COLLECTIONS; LENDER'S RIGHT TO NOTIFY ACCOUNT DEBTORS AND TO ENDORSE BORROWER’S NAME.

(a)           Borrower hereby authorizes Lender, at all times after the occurrence and during the continuation of an Event of Default, but subject to the rights of the holders of the Previously Granted Security Interests, to:
(i)            to open Borrower’s mail and collect any and all amounts due to Borrower from parties obligated on any of Borrower’s Accounts ("Account Debtors");
(ii)           to take over Borrower’s post office boxes or make other arrangements as Lender deems necessary to receive Borrower’s mail, including notifying the post office authorities to change the address for delivery of Borrower’s mail to such address as Lender may designate; and
(iii)          to notify any or all Account Debtors that their respective Accounts have been assigned to Lender and that Lender has a security interest in the Accounts (provided that Lender may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government).

(b)           Borrower, at all times after the occurrence and during the continuation of an Acceleration Event (as such capitalized term is defined below), but subject to the rights of the holders of the Previously Granted Security Interests, irrevocably makes, constitutes and appoints Lender (and all agents designated by Lender for that purpose) as Borrower’s true and lawful attorney (and agent-in-fact) to endorse Borrower’s name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into Lender's possession or Lender's control, and deposit the same to the account of Lender on account and for payment of the Secured Obligations.  Lender shall promptly furnish Borrower with a copy of any such notice sent with respect to Collateral pursuant to this section 5 and Borrower hereby agrees that any such notice, in Lender's sole discretion, may be sent on Borrower’s stationery, in which event Borrower shall co-sign such notice with Lender.  For purposes of this Agreement, the term “Acceleration Event” means that:
(i)            an Event of Default has occurred and is continuing and
(ii)           the Secured Obligations have become due and payable (whether by acceleration, at final maturity or otherwise).

6.           COVENANTS.  Borrower covenants with Lender that from and after the date of this Agreement until termination of this Agreement in accordance with section 21:

(a)           Inspection.  Lender (directly or through Lender’s agents) shall have the right, upon reasonable request and prior notice, and at any reasonable times during Borrower’s usual business hours, to inspect the Collateral, all records related to the Collateral (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss Borrower’s affairs and finances with any party (other than Account Debtors) and to verify with any party other than Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss Borrower’s affairs and finances with Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral and such Account Debtors. Upon or after the occurrence and during the continuation of an Acceleration Event, Lender may at any time and from time to time employ and maintain on Borrower’s premises a custodian selected by Lender who shall have full authority to do all acts necessary to protect Lender’s interest.  All expenses incurred by Lender by reason of the employment of such custodian shall be paid by Borrower, added to the Secured Obligations and secured by the Collateral.

(b)           Assignments, Records and Schedules of Accounts.  Borrower shall keep accurate and complete records of its Accounts (“Account Records”) and from time to time, at intervals designated by Lender, Borrower shall provide Lender with a schedule (each, a “Schedule of Accounts”) of Account Records in form and substance reasonably acceptable to Lender describing all Collateral created or acquired by Borrower; provided, however, that Borrower’s failure to execute and deliver any Schedule of Accounts shall not affect or limit the Security Interest or Lender's other rights in and to any Collateral for the benefit of Lender.  If requested by Lender, Borrower shall furnish Lender with copies of proof of delivery and other documents relating to the Collateral so scheduled, including, without limitation, repayment histories and present status reports (collectively, “Account Documents”) and such other matter and information relating to the status of then existing Collateral as Lender shall reasonably request.  Borrower shall not remove any Account Records or Account Documents or change its chief executive offices from the address set forth on Schedule A to this Agreement without 30 days prior written notice to Lender as provided in section 16 and delivery to Lender by Borrower prior to such removal of executed financing statements, amendments and other documents necessary to maintain the Security Interest as granted under this Agreement.

(c)           Notice Regarding Disputed Accounts.  In the event any amounts due and owing in excess of $25,000 are in dispute between any Account Debtor and Borrower (which shall include, without limitation, any dispute in which an offset claim or counterclaim may result), Borrower shall provide Lender with written notice of such dispute as soon as practicable, explaining in detail the reason for the dispute, all claims related to the dispute and the amount in controversy.

(d)           Verification of Accounts.  If an Event of Default has occurred and is continuing, any of Lender's agents shall have the right, at any reasonable time or times hereafter, to verify with Account Debtors the validity, amount or any other matter relating to any Accounts and, whether or not an Event of Default has occurred, any of Lender's agents shall have the right to verify the same with Borrower.

(e)           Corporate Name; Jurisdiction of Incorporation.  Borrower shall not (i) change or otherwise modify its corporate name in any respect, (ii) reincorporate in a jurisdiction other than Nevada or (iii) merge, convert or otherwise change its form of organization from a Nevada corporation without 30 days prior written notice to Lender in each instance.  Upon the request of Lender, the chief executive officer of Borrower shall execute and deliver a certificate to Lender, in form reasonably satisfactory to Lender, certifying that no change has been made to Borrower’s corporate name, organization or jurisdiction of incorporation since the date of this Agreement or the last notice of change provided pursuant to this section 6(e) was given, as the case may be.

7.           WARRANTIES AND REPRESENTATIONS REGARDING COLLATERAL GENERALLY.  Borrower warrants and represents that Borrower is and will continue to be the owner of the Collateral, now owned and upon the acquisition of the same, free and clear of all liens, claims, charges, encumbrances and security interests (“Liens”) other than the Previously Granted Security Interests or security interests in the Collateral specifically junior and subordinated to the Security Interest, and that Borrower will defend such Collateral and any products and proceeds of the Collateral against all claims and demands of all parties at any time claiming the same or any interest in the Collateral adverse to Lender, other than claims or demands by holders of the Previously Granted Security Interests.

8.           COLLATERAL WARRANTIES AND REPRESENTATIONS. With respect to the Collateral, Borrower warrants and represents to Lender that Lender may rely on all statements or representations made by Borrower on or with respect to any Schedule of Accounts prepared and delivered by it and that:
(i)           All Account Records and Account Documents are located only at Borrower’s location as set forth on Schedule A to this Agreement and incorporated herein by reference;
(ii)          The Collateral is genuine, are in all respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document;

(iii)          The Collateral covers, in part, bona fide sales and deliveries of inventory usually dealt in by Borrower, or the rendition by Borrower of services, to an Account Debtor in the ordinary course of business;
(iv)          The amounts of the face value shown on any Schedule of Accounts or invoice statement delivered to the Lender with respect to any Collateral, as applicable, are actually owing to Borrower and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $25,000 in the aggregate, or greater than $5,000 individually, existing or asserted with respect thereto and Borrower has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto;
(v)           Except for conditions generally applicable to Borrower’s industry and markets, there are no facts, events, or occurrences known to Borrower pertaining particularly to any Collateral which is reasonably expected to materially impair in any way the validity, collectibility or enforcement of Collateral that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, and on all contracts, invoices and statements delivered to the Lender, with respect thereto;
(vi)          The goods or services giving rise to the Collateral are not, and were not at the time of the sale or performance thereof, subject to any Liens, except those of Lender and the holders of the Previously Granted Security Interests;
(vii)         Except as previously described elsewhere in this Agreement, the Collateral has not been pledged to any Person other than to Lender under this Agreement and the holders of the Previously Granted Security Interests and is owned by Borrower free and clear of any Liens; and
(viii)        The Security Interest will not be subject to any offset, deduction, counterclaim, Lien or other adverse condition.

9.           EVENTS OF DEFAULT.  It is understood and agreed that the occurrence of any one or more of the following shall constitute an “Event of Default” under this Agreement and shall entitle Lender to take such actions as are elsewhere provided in this Agreement in respect of Events of Default:
(i)            an Event of Default (as such term is defined in the New Note) under the Note shall have occurred and be continuing;
(ii)           Borrower shall have failed to pay Lender any of the Secured Obligations in accordance with the New Note and such failure has not been cured within five Business Days of the giving of notice of such failure to Borrower by Lender;
(iii)          any representation or warranty made by the Borrower in the New Note or this Agreement shall prove to have been false in any material respect when made;
(iv)          any covenant made by Borrower in this Agreement (other than those covenants contained in section 6(a)) is breached, violated or not complied with and not been cured within five Business Days of the giving of notice of such breach, violation or non-compliance to Borrower by Lender; provided, however, that any breach, violation or non-Borrower with any covenant contained in section 6(a) shall immediately result in an Event of Default; or

(v)           any covenant made by the Borrower in the New Note is breached, violated, or not complied with and not been cured within five Business Days of the giving of notice of such breach, violation or non-compliance to Borrower by Lender, and such breach, violation or non-compliance results in a material adverse change to the Collateral or the Collateral’s value, in either case, taken as a whole.

10.         RIGHTS AND REMEDIES UPON ACCELERATION EVENT.

(a)           Subject to the rights and remedies of the holders of Previously Granted Security Interests, upon and after an Acceleration Event, Lender shall have the following rights and remedies in addition to any rights and remedies set forth elsewhere in this Agreement, all of which may be exercised with or, if allowed by law, without notice to Borrower:
(i)           All of the rights and remedies of a secured party under Article 9 of the UCC and the Uniform Commercial Code of any other state or jurisdiction where such rights and remedies are asserted, or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement or the New Note;
(ii)          The right to foreclose the Security Interest by any available judicial procedure or without judicial process;
(iii)         The right to:
(A)          enter upon the premises of Borrower through self-help and without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Lender's claim and without any obligation to pay rent to Borrower, or any other place or places where any Collateral is located and kept, and remove the Collateral from such premises to the premises of Lender or any agent of Lender, for such time as Lender may desire, in order effectively to collect or liquidate the Collateral, and/or
(B)           require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender that is reasonably convenient to both parties;
            (iv)            The right to:
(A)          demand payment of any Accounts;
(B)          enforce payment of Accounts, by legal proceedings or otherwise;
(C)          exercise all of Borrower’s rights and remedies with respect to the collection of the Accounts;
(D)          settle, adjust, compromise, extend or renew the Accounts;
(E)           settle, adjust or compromise any legal proceedings brought to collect the Accounts;
(F)           if permitted by applicable law, sell or assign the Accounts upon such terms, for such amounts and at such time or times as Lender deems advisable;
(G)          discharge and release the Accounts;

(H)          take control, in any manner, of any item of payment or proceeds referred to in section 4;
(I)           prepare, file and sign Borrower’s name on a Proof of Claim in bankruptcy or similar document against any Account Debtor;
(J)           prepare, file and sign Borrower’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Collateral;
(K)          endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts or Inventory;
(L)           use Borrower’s stationery for verifications of the Collateral and notices thereof to Account Debtors;
(M)         use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral to which Borrower has access; and/or
(N)          do all acts and things and execute all documents necessary, in Lender's sole discretion, to collect the Accounts; and
(v)  Borrower acknowledges that Lender has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any person or entity.

(b)           The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied first to the expenses (including all attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations. Any sale or other disposition of the Collateral and the possession of the Collateral by Lender shall be in compliance with all provisions of applicable law (including applicable provisions of the UCC).  Borrower shall be liable to Lender, and shall pay to Lender on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.  Lender shall remit to Borrower or other party entitled thereto any surplus remaining after all Secured Obligations and any other obligations of Borrower to Lender under this Agreement have been fully satisfied.

11.         ANTI-MARSHALLING PROVISIONS.  The right is hereby given by Borrower to Lender to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to Lender without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release Borrower from personal liability for the Secured Obligations hereby secured.  Notwithstanding the existence of any other security interest in the Collateral held by Lender, Lender shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement.  The proceeds realized upon the exercise of the remedies provided in this Agreement shall be applied by Lender in the manner herein provided in this Agreement.  Borrower hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided in this Agreement.

12.         APPOINTMENT OF LENDER AS BORROWER’S LAWFUL ATTORNEY.  Without limitation of any other provision of this Agreement, upon and after an Acceleration Event, Borrower irrevocably designates, makes, constitutes and appoints Lender (and all parties designated by Lender) as Borrower’s true and lawful attorney (and agent-in-fact) to take all actions and to do all things required to be taken or done by Borrower under this Agreement.  All acts of Lender or Lender’s designee taken pursuant to this section 12 are hereby ratified and confirmed and Lender or Lender’s designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or law, other than as a result of Lender’s or Lender’s designee’s gross negligence or willful misconduct.  This power, being coupled with an interest, is irrevocable by Borrower until this Agreement has been terminated in accordance with section 21.

13.         RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC.  The enumeration of the rights and remedies of Lender set forth in this Agreement is not intended to be exhaustive and the exercise by Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given under this Agreement, or under any other agreement between Borrower and Lender or which may now or hereafter exist in law or in equity or by suit or otherwise.  No delay or failure to take action on the part of Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.  No course of dealing between Borrower and Lender or Lender's agents shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default.  Lender shall not have any liability for any error, omission or delay of any kind occurring in the handling or liquidation of the Collateral or for any damages resulting such error, omission or delay, other than as a result of Lender’s or Lender’s agent’s gross negligence or willful misconduct.

14.         SUPPLEMENTAL DOCUMENTATION.  At Lender's request, Borrower shall execute and deliver to Lender all documents, instruments and other written matter that Lender may request to perfect and maintain perfected the Security Interest, in form and substance reasonably acceptable to Lender, and pay all charges, expenses and fees that Lender may reasonably incur in filing any of such documents, and all taxes relating thereto.  Borrower acknowledges that a carbon, photographic, photostatic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed by Lender in any appropriate filing office.

15.         WAIVERS.  In addition to the other waivers contained herein, Borrower hereby expressly waives, to the extent permitted by law: presentment for payment, demand, protest, notice of demand, notice of protest, notice of default or dishonor, notice of payments and non-payments and all other notices and consents to any action taken by Lender unless expressly required by this Agreement.

16.         NOTICE.  All requests, demands, notices and other communications required or otherwise given under this Agreement shall be deemed sufficiently given if (a) delivered by hand, against written receipt therefor, (b) forwarded via a nationally recognized overnight courier requiring delivery the next business day and written acknowledgment of receipt or (c) mailed by postage prepaid, registered or certified mail, return receipt requested, in any event, addressed as follows:

If to Borrower, to:                            Dean Garfinkel, President
Compliance Systems Corporation
90 Pratt Oval
Glen Cove, New York 11542

with a copy to:                   Dennis C. O’Rourke, Esq.
Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza
Garden City, New York 11530

If to Lender, to:                                Henry A. Ponzio
466 Main Street – Unit 15
Old Saybrook, Connecticut 06475

with a copy to:

or, in the case of any of the parties to this Agreement, at such other address as such party shall have furnished in writing, in accordance with this section 16, to the other party to this Agreement.  Each such request, demand, notice or other communication shall be deemed given (i) on the date of delivery by hand, (ii) on the first business day following the date of delivery to an overnight courier or (iii) three business days following mailing by registered or certified mail.

17.         ENTIRE AGREEMENT.  This Agreement constitutes and expresses the entire understanding between the parties to this Agreement with respect to the subject matter of this Agreement, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained.  The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.  Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties to this Agreement.

18.         SEVERABILITY.  The provisions of this Agreement are independent of and separable from each other.  If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained in this Agreement.

19.         SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon the successors and assigns of Borrower, and the rights, remedies, powers, and privileges of Lender under this Agreement shall inure to the benefit of the successors, assigns and heirs of Lender; provided, however, that Borrower shall not make any assignment of any of Borrower’s obligations or rights under this Agreement without the prior written consent of Lender.

20.         COUNTERPARTS.  This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

21.         TERMINATION; RELEASE.  This Agreement, the Security Interest and all obligations of Borrower under this Agreement shall terminate without delivery of any instrument or performance of any act by any party, and the Collateral shall automatically be released from the Security Interest and other Liens created by this Agreement and all rights to such Collateral shall automatically revert to Borrower upon the full satisfaction and cancellation of the New Note.  Notwithstanding the immediately preceding sentence, upon such termination of the Security Interest, Lender shall reassign and redeliver such Collateral then held by or for Lender and execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination, as well as filing such documents as may be required under Article 9 of the UCC and other applicable laws to note the termination of the Security Interest.

22.         APPLICABLE LAW; JURISDICTION; WAIVER OF JURY TRIAL.  THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.  BORROWER HEREBY IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT MAY BE INSTITUTED IN ANY STATE COURT OF GENERAL JURISDICTION LOCATED IN EITHER THE COUNTIES OF NASSAU OR SUFFOLK OF THE STATE OF NEW YORK, OR THE UNITED STATES FEDERAL COURT FOR THE EASTERN DISTRICT OF NEW YORK AND BORROWER HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF SUCH COURTS.  BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS ARISING OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY POSTAGE PREPAID CERTIFIED OR REGISTERED FIRST-CLASS MAIL, RETURN RECEIPT REQUESTED, TO BORROWER.  THE FOREGOING, HOWEVER, SHALL NOT LIMIT THE RIGHT OF LENDER TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE ANY LEGAL ACTION OR PROCEEDING OR TO OBTAIN EXECUTION OF JUDGMENT IN ANY APPROPRIATE JURISDICTION.  IN THE EVENT OF LITIGATION BETWEEN THE PARTIES OVER ANY MATTER CONNECTED WITH THIS AGREEMENT, THE RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED BY SUCH PARTIES.

IN WITNESS WHEREOF, the parties have duly executed this Security Agreement on the day and year first written above.

BORROWER:

Compliance Systems Corporation

By:	/s/ Dean Garfinkel
Dean Garfinkel, President

LENDER:

/s/ Henry A. Ponzio
Henry A. Ponzio

Schedule A

Borrower’s Location

90 Pratt Oval
Glen Cove, New York 11542